                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      ADELPHIA COMMUNICATIONS CORPORATION
                      -----------------------------------
             (Exact name of registrant as specified in its charter)

                    Delaware                                                         23-2417713
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(State of Incorporation or Organization)                               (I.R.S. Employer Identification No.)

             Main at Water Street
           Coudersport, Pennsylvania                                                  16915
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(Address of Principal Executive Offices)                                            (Zip Code)

If this form relates to the registration of a                      If this form relates to the registration of
class of securities pursuant to Section 12(b) of                   a class of securities pursuant to Section
the Exchange Act and is effective pursuant to                      12(g) of the Exchange Act and is effective
General Instruction A.(c), please check the                        pursuant to General Instruction A.(d),
following box. [_]                                                 please check the following box.  [X]
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Securities Act registration statement file number to which the form relates is:
333-74219.

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of Each Class to be so Registered                  Name of Each Exchange on Which
                                                           Each Class is to be Registered

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

Securities to be registered pursuant to Section 12(g) of the Act:

      5-1/2% Series D Convertible Preferred Stock ("Series D Preferred"),
                                $.01 par value

-------------------------------------------------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     A description of the Registrant's Series D Preferred is contained in the Registrant's Prospectus Supplement filed pursuant to Rule 424(b)(5) on April 28, 1999 which relates to Amendment No. 1 to the Registrant's registration statement on Form S-3 filed with the Securities and Exchange Commission on April 20, 1999 (File No. 333-74219) under the Securities Act of 1933, as amended, under the caption "DESCRIPTION OF CONVERTIBLE PREFERRED STOCK," and is hereby incorporated herein by reference.

Item 2.  Exhibits.
         --------

          1. Certificate of Incorporation of Adelphia Communications Corporation (Incorporated herein by reference is Exhibit 3.01 to the Registrant's Current Report on Form 8-K dated July 24, 1997.) (File No. 0-16014).

          2. Bylaws of Adelphia Communications Corporation (Incorporated by reference into Exhibit 3.02 to the Registrant's Current Report on Form 8-K for the event dated April 9, 1999.) (File No. 0-16014).

          3. Certificate of Designations for 5 1/2% Series D Convertible Preferred Stock, par value $.01 per share (Incorporated herein by reference is Exhibit 3.01 from the Registrant's Current Report on Form 8-K for the event dated April 28, 1999.) (File No. 0-16014).

          4. Specimen Stock Certificate of the Registrant's Series D Preferred Stock (filed herewith).

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              ADELPHIA COMMUNICATIONS CORPORATION

                              By:   /s/ Timothy J. Rigas
                                    ----------------------------------------
                              Name:   Timothy J. Rigas
                              Title:  Executive Vice President, Chief Accounting
                                      Officer, Chief Financial Officer and
                                      Treasurer


Dated:  April 30, 1999

                                 EXHIBIT INDEX

     1. Certificate of Incorporation of Adelphia Communications Corporation (Incorporated herein by reference is Exhibit 3.01 to the Registrant's Current Report on Form 8-K dated July 24, 1997.) (File No. 0-16014).

     2. Bylaws of Adelphia Communications Corporation (Incorporated by reference into Exhibit 3.02 to the Registrant's Current Report on Form 8-K for the event dated April 9, 1999.) (File No. 0-16014).

     3. Certificate of Designations for 5 1/2% Series D Convertible Preferred Stock, par value $.01 per share (Incorporated herein by reference is Exhibit 3.01 from the Registrant's Current Report on Form 8-K for the event dated April 28, 1999.) (File No. 0-16014).

     4. Specimen Stock Certificate of the Registrant's Series D Preferred Stock (filed herewith).